                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     /X/ Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     / / Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
                          UNIMED Pharmaceuticals, Inc.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                          UNIMED Pharmaceuticals, Inc.
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

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

                                  UNIMED LOGO

                          UNIMED PHARMACEUTICALS, INC.
                            2150 EAST LAKE COOK ROAD
                            BUFFALO GROVE, IL 60089

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 2, 1996
                            ------------------------

     The Annual Meeting of Stockholders of UNIMED Pharmaceuticals, Inc. (the "Company"), a Delaware corporation, will be held at The Hyatt Deerfield Hotel, 1750 Lake Cook Road, Deerfield, Illinois 60015 on May 2, 1996, at 10:00 A.M., for the following purposes:

     1. PROPOSAL NO. 1 -- ELECTION OF DIRECTORS. To elect Stephen M. Simes as a director for a term of three years (expiring in 1999) and until his successor is duly elected and qualified.

     2. PROPOSAL NO. 2 -- APPROVAL OF AMENDMENTS 1991 STOCK OPTION PLAN. To approve amendments to the Corporation's 1991 Stock Option Plan to increase the number of shares covered thereby by 800,000 shares, and to make certain other changes to the Plan.

     3. PROPOSAL NO. 3 -- APPROVAL OF AN AMENDMENT TO THE CORPORATION'S CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK. To approve an amendment to the Company's Certificate of Incorporation to increase the Company's authorized Common Stock from 12,000,000 shares to 30,000,000 shares.

     4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEE LISTED IN PROPOSAL NO. 1, FOR PROPOSAL NO. 2 AND FOR PROPOSAL NO. 3.

     The Board of Directors has fixed March 8, 1996, as the record date for the Meeting. Only holders of the Company's Common Stock of record at the close of business on such date will be entitled to notice of, and to vote at, the Annual Meeting. The stock transfer books will not be closed.
                                          By Order of the Board of Directors,

                                          DAVID E. RIGGS,
                                          Secretary
Dated: April 10, 1996

                                   IMPORTANT
WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED. PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD IN THE POSTAGE PAID ENVELOPE PROVIDED. YOUR PROMPT RESPONSE WILL ASSURE A QUORUM AT THE MEETING, THEREBY SAVING YOUR COMPANY THE EXPENSE OF FURTHER SOLICITATION OF PROXIES.

                                  UNIMED LOGO

                          UNIMED PHARMACEUTICALS, INC.
                            2150 EAST LAKE COOK ROAD
                            BUFFALO GROVE, IL 60089

                                PROXY STATEMENT
                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 2, 1996
                              GENERAL INFORMATION

     The Board of Directors of the Company solicits the proxies of the holders of its Common Stock for use at the Annual Meeting of Stockholders of the Company to be held at The Hyatt Deerfield Hotel, 1750 Lake Cook Road, Deerfield, Illinois 60015 on May 2, 1996, and any and all adjournments thereof. A form of proxy is enclosed herewith. The Proxy Statement and the form of proxy enclosed herewith were first sent to stockholders on or about April 10, 1996. Any stockholder who executes and delivers a proxy may revoke it by written communication at any time prior to its use or by voting in person at the Annual Meeting.

     The cost of soliciting proxies will be borne by the Company. Directors, officers and regular employees of the Company may solicit proxies by telephone, telegram or personal interview. The Company may also hire a proxy Solicitor. The Company also will bear the expense of brokers who at the request of the Company mail to their customers copies of the enclosed Annual Report, Notice of Meeting and Proxy Statement, and enclosed form of Proxy.

     Only holders of issued and outstanding shares of the Company's Common Stock of record at the close of business on March 8, 1996, are entitled to notice of, and to vote at, the Annual Meeting. The number of shares of Common Stock outstanding on March 8, 1996, was 8,570,886. The presence in person or by properly executed proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum. A plurality of the votes cast in person or by proxy is necessary to elect the one director, a majority of the votes cast in person or by proxy is necessary to approve the amendments to the 1991 Stock Option Plan and a majority of the issued and outstanding shares of Common Stock entitled to vote is necessary to approve the Amendment to the Certificate of Incorporation.

     The stockholders vote at the annual meeting by casting ballots (in person or by proxy) which are tabulated by a person who is appointed by the Company before the meeting to serve as the inspector of election at the meeting and who has executed and verified an oath of office. Abstentions and broker non-votes are included in the determination of the number of shares present at a meeting for quorum purposes but are not counted in the tabulations of the votes cast for the nominee or for the proposals to approve the amendments to the 1991 Stock Option Plan or the Certificate of Incorporation.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

     The Board of Directors is divided into three classes in accordance with Article FIFTEENTH of the Company's Certificate of Incorporation, as amended. The class of directors (Class I) whose term will expire at the 1996 Annual Meeting currently consists of two directors: Stephen M. Simes and Roland Weiser. Mr. Simes is nominated for election for a term of three years and until his successor is duly elected and qualified. Mr. Weiser, whose term also expires at the 1996 annual meeting of stockholders, has agreed to fill the position which will be vacated by Mr. Hunter upon his retirement, effective at the 1996 annual meeting. Consequently, Mr. Weiser is not a nominee for election at the 1996 annual meeting. Pursuant to the bylaws, the Board of Directors has set the number of directors of the Company at 5, and the number of Class I directors to one, effective at the 1996 annual meeting. In the event that Mr. Simes should become unavailable for election for any presently unforeseen reason, the persons named in the form of proxy will vote for any nominee who shall be designated by the present Board of Directors.

     The information set forth below as to the ages and principal occupations of these nominees and the other members of the Board of Directors, and the numbers of shares of Common Stock of the Company beneficially owned by them, directly or indirectly, has been furnished to the Company by such nominees or directors.

                       MEMBERS OF THE BOARD OF DIRECTORS*

                      DIRECTORS WHOSE TERMS EXPIRE IN 1996
                                   (Class I)

                                                                                   NUMBER AND PERCENTAGE
                                                                                      (IF OVER 1%) OF
                                                                                     SHARES OF COMMON
                                                                       DIRECTOR     STOCK BENEFICIALLY
          NAME              AGE          PRINCIPAL OCCUPATION           SINCE       OWNED AS OF 3/8/96+
- -------------------------   ---    ---------------------------------   --------    ---------------------
Stephen M. Simes.........   44     President and Chief Executive         1994            112,500(1)
                                   Officer of the Company since
                                   October, 1994; Senior Vice
                                   President, Bio-Technology General
                                   Corp., 1993-1994. Gynex
                                   Pharmaceuticals, Inc. 1984
                                   through 1993, various positions,
                                   most recently Chairman, President
                                   and Chief Executive Officer.
Roland Weiser(2).........   65     President of Intervista, an           1989             45,950(1)
                                   international pharmaceutical
                                   consulting firm, since 1985;
                                   Senior Vice President of
                                   Schering-Plough Corp.
                                   (International) from 1980 to
                                   1984; Director, GAM Funds, Inc.

- ---------------

* Footnotes follow table.

                      DIRECTORS WHOSE TERMS EXPIRE IN 1997
                                   (Class II)

                                                                                   NUMBER AND PERCENTAGE
                                                                                      (IF OVER 1%) OF
                                                                                     SHARES OF COMMON
                                                                       DIRECTOR     STOCK BENEFICIALLY
          NAME              AGE          PRINCIPAL OCCUPATION           SINCE       OWNED AS OF 3/8/96+
- -------------------------   ---    ---------------------------------   --------    ---------------------
Robert D. Hunter(2)......   71     Founding and Executive partner of     1984            47,528(1)(3)
                                   R.D. Hunter & Company, Certified
                                   Public Accountants, since 1956.
John N. Kapoor, Ph.D.....   52     Chairman of the Board of UNIMED       1991         2,332,429(1)(4)
                                   Pharmaceuticals, Inc. since May,                             25.7%
                                   1992, and Chief Executive Officer
                                   from May 1992 through October,
                                   1993; Chairman of Option Care,
                                   Inc., a franchisor of home
                                   infusion therapy businesses,
                                   since October 1990; President of
                                   EJ Financial Enterprises, Inc., a
                                   consulting and private investment
                                   firm, since 1990; Chairman of
                                   Lyphomed, Inc., a pharmaceutical
                                   company, from 1983 to 1990;
                                   Director of Lunar Corp., a
                                   manufacturer and marketer of
                                   X-ray and ultrasound systems;
                                   Director of Akorn, Inc., an
                                   ophthalmic company and NeoPharm,
                                   Inc., an oncology company.

                      DIRECTORS WHOSE TERMS EXPIRE IN 1998
                                  (Class III)

                                                                                   NUMBER AND PERCENTAGE
                                                                                      (IF OVER 1%) OF
                                                                                     SHARES OF COMMON
                                                                       DIRECTOR     STOCK BENEFICIALLY
          NAME              AGE          PRINCIPAL OCCUPATION           SINCE       OWNED AS OF 3/8/96+
- -------------------------   ---    ---------------------------------   --------    ---------------------
Fred Holubow.............   57     Founder and Vice President of         1995            27,500(1)
                                   Pegasus Associates, a registered
                                   investment adviser, since 1982;
                                   Director and Vice Chairman,
                                   Jefferson State Bank, an Illinois
                                   State Bank, and Director of
                                   ThermoRemediation and
                                   Bio-Technology General Corp.
James J. Lempenau........   66     Chartered Financial Analyst;          1983            57,328(1)
                                   President and Director since 1981
                                   of The Income Builder, Inc.,
                                   investment advisors.

- ---------------
 +  Beneficial and percentage ownership have been determined pursuant to Rule
     13d-3 under the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), as required by Regulation 14A of the Exchange Act.

(1) Includes incentive stock options and nonqualified stock options exercisable within 60 days of March 8, 1996, to purchase 160,000, 112,500, 42,328,
     42,328, 41,170 and 17,500 shares of Common Stock held by directors Kapoor, Simes, Lempenau, Hunter, Weiser and Holubow, respectively.

(2) Mr. Hunter will retire from the Board, effective at the 1996 annual meeting of stockholders. Mr. Weiser will fill the balance of Mr. Hunter's term of office (to the 1997 annual meeting of stockholders). The Company has agreed to retain Mr. Hunter as a consultant for a period of one year, beginning after the annual meeting, for cash compensation of $7,000 and grant an option to purchase 15,000 shares of Company Common Stock at the closing price on May 2, 1996. That option will be exercisable until August 1, 1997, but only if the amendment to the stock option plan (Proposal No. 2) is approved by the stockholders, and two options now held by him for an aggregate of 15,000 shares are not exercised.

(3) Includes 2,100 shares of Common Stock owned of record by Mr. Hunter's wife.

(4) Includes 1,667,429 shares of Common Stock beneficially owned by the John N. Kapoor Trust (the "Trust"), an affiliate of Dr. Kapoor. Includes 505,000 shares of Common Stock held by a limited partnership created for the benefit of Dr. Kapoor's family members, of which Dr. Kapoor is the General Partner.

     The Board of Directors of the Company held four meetings during the 1995 fiscal year. The Company has an Audit Committee and a Salary and Compensation Committee. During the 1995 fiscal year the Audit Committee met once and the Salary and Compensation Committee met once. The Compensation Committee also conferred numerous times by telephone during the year. The Audit Committee consists of Robert D. Hunter (Chairman), Fred Holubow and James J. Lempenau. The Audit Committee acts as a liaison between the Company and its independent auditors and reports on matters pertaining to the Company's independent audit and the Company's accounting policies. The Salary and Compensation Committee, which consists of Roland Weiser (Chairman), Fred Holubow and James J. Lempenau, was formed to evaluate executive officer compensation, and determines the compensation of the executive officers of the Company for each year. The Company does not have a nominating committee.

     The Trust has the right to nominate two persons to the Board of Directors as long as the Trust owns beneficially 880,000 shares of securities of the Company entitled to vote for the election of directors (the "Voting Securities"). The Trust may continue to nominate one person as long as the Trust owns beneficially less than 880,000 shares, but at least 220,000 shares, plus an additional number of shares equal to 5% of future issuances of Voting Securities (other than shares issued upon the exercise of options and warrants outstanding on the date the Trust agreed to purchase Common Stock of the Company). Dr. Kapoor is the Trust's representative on the Board of Directors.

     The Company's By-laws permit any stockholder to nominate one or more persons for election as directors at an Annual Meeting of stockholders, provided such stockholder's intent to make such nomination(s) has been personally delivered or mailed to the Secretary of the Company no later than 60 days in advance of the Annual Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE RE-ELECTION OF STEPHEN M. SIMES TO THE COMPANY'S BOARD OF DIRECTORS.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

     The following table summarizes the compensation for services to the Company for the fiscal year ended December 31, 1995, by the chief executive officer and two highly compensated senior executive officers (the "Named Executive Officers"). No other person who served as an executive officer of the Company in fiscal 1995 received more than $100,000 in salary and bonus in fiscal 1995.

                                                                             LONG-TERM
                                                                        COMPENSATION AWARDS
                                        ANNUAL COMPENSATION             --------------------
                               --------------------------------------   RESTRICTED
                                                         OTHER ANNUAL     STOCK                     OTHER
                                      SALARY    BONUS    COMPENSATION     AWARDS     OPTIONS     COMPENSATION
 NAME AND PRINCIPAL POSITION   YEAR      $        $          $(1)           $         #(2)           $(3)
- -----------------------------  ----   -------   ------   ------------   ----------   -------     ------------
Stephen M. Simes(4)..........  1995   200,000   80,000       9,890           0       360,000(5)     10,570
  President and Chief          1994    37,712        0       1,700           0       300,000(5)          0
  Executive Officer
David E. Riggs(6)............  1995   114,583   42,917       6,600           0        90,000(7)      4,620
  Senior Vice                  1994   112,984        0       7,200           0        80,000(7)          0
  President, CFO,              1993   105,333   13,333       7,200           0             0             0
  Secretary and Treasurer
Robert E. Dudley(8)..........  1995   140,000   42,000       7,200           0       100,000        51,765
  Vice President               1994     8,227        0         300           0             0             0

- ---------------
(1) Represents the compensation portion of car allowances advanced.

(2) The stock options become exercisable 25% on the anniversary date of the date of grant and an additional 25% on each anniversary date thereafter until exercisable in full. Exercisability will be accelerated in the event of a "change of control."

(3) Represents the matching contribution ($4,620 per officer) made by the Company to its 401(k) Plan for each of the executive officers listed above. In addition to the 401(k) matching contribution, for Mr. Simes this amount represents insurance premiums paid ($4,018) and the taxes associated with these premiums ($1,932). For Dr. Dudley, this number represents the Company 401(k) matching contribution, expenses paid by the Company related to Dr. Dudley's relocation ($35,469) and the taxes associated with those relocation expenses($11,676).

(4) Mr. Simes joined the Company on October 25, 1994. An employment agreement entered into between Mr. Simes and the Company provides for severance payments, upon termination, of one year of base salary.

(5) The 360,000 options granted to Mr. Simes in 1995 represent 60,000 new options and a repricing of the 300,000 options granted to him in 1994. Of the 300,000 options granted to Mr. Simes in 1994, 50,000 options vested one day after grant and 250,000 options will vest under the schedule described in note (2) above. It was an additional condition of the exercise of 100,000 of these 250,000 options that the price of the Company's stock shall have equalled or exceeded $5.00 per share for ten consecutive trading days. This condition was satisfied on June 22, 1995.

(6) Effective November 1, 1995, Mr. Riggs began devoting 50% of his time to the Company.

(7) Options granted to Mr. Riggs in 1994 represent 30,000 new options and a repricing of the 50,000 options granted to him in 1992. Options granted to Mr. Riggs in 1995 represent 10,000 new options, and a repricing of the options granted and repriced in 1994.

(8) Dr. Dudley joined the Company in December 1994. An employment agreement entered into between Dr. Dudley and the Company provides for severance payments, upon termination, equal to 75% of his annual salary.

     The Company and EJ Financial Enterprises, Inc. ("EJ Financial"), an affiliate of Dr. John N. Kapoor, entered into an agreement, terminating in March 1996, pursuant to which EJ Financial provides independent consulting services to the Company at a fee to be determined on a yearly basis. The Company paid $50,000 to EJ Financial under the contract with respect to fiscal 1995, $106,250 for fiscal 1994 and $150,000 for fiscal 1993. The agreement is terminable by either party upon thirty days' prior written notice. EJ Financial principally provides consulting support on strategic corporate objectives and operations, including sales and marketing strategies, new product strategies and key contacts within the industry and financial community. EJ Financial is engaged in a number of business activities, including consulting services to the Company and the payment to EJ Financial is not intended primarily to furnish compensation to Dr. Kapoor.

                       OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information with respect to grants of options to purchase Common Stock granted to the Named Executive Officers during the fiscal year ended December 31, 1995:

                               INDIVIDUAL GRANTS

                                                                                         POTENTIAL REALIZABLE
                                                                                                 VALUE
                                                                                        AT ASSUMED ANNUAL RATES
                                                                                                  OF
                                                                                              STOCK PRICE
                                              PERCENT OF                                     APPRECIATION
                                            TOTAL OPTIONS                                   FOR OPTION TERM
                                 OPTIONS      GRANTED TO      EXERCISE                  -----------------------
                                 GRANTED      EMPLOYEES        PRICE      EXPIRATION      5%             10%
             NAME                   #       IN FISCAL YEAR      $/SH         DATE          $              $
- ------------------------------   -------    --------------    --------    ----------    -------       ---------
Stephen M. Simes..............   300,000         38.03          2.75        1/19/05     518,838       1,314,838
                                  60,000          7.61          5.25        9/22/05     348,102         652,029
David E. Riggs................    80,000         10.14          2.75        1/19/05     138,357         350,623
                                  10,000          1.27          5.25        9/22/05      58,017         108,671
Robert E. Dudley..............    60,000          7.61          2.75        1/19/05     103,768         262,968
                                  40,000          5.07          5.25        9/22/05     232,068         434,686

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                       AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to stock options exercised during the fiscal year ended December 31, 1995, and the value at December 31, 1995, of unexercised stock options held by the Named Executive
Officers:

                                                                          NUMBER OF            VALUE OF
                                                                         UNEXERCISED      UNEXERCISED OPTIONS
                                                                           OPTIONS           IN-THE-MONEY
                                                                          AT FISCAL            AT FISCAL
                                                                          YEAR-END             YEAR END*
                                        SHARES ACQUIRED     VALUE       EXERCISABLE/         EXERCISABLE/
                                          ON EXERCISE      REALIZED     UNEXERCISABLE        UNEXERCISABLE
                NAME                           #              $               #                    $
- -------------------------------------   ---------------    --------    ---------------    -------------------
Stephen M. Simes.....................          0               0       112,500/247,500     435,938/809,063
David E. Riggs.......................          0               0        45,000/45,000      174,375/149,375
Robert E. Dudley.....................          0               0          0/100,000           0/287,500

- ---------------
* Represents the fair market value at December 31, 1995, of the Common Stock underlying the options minus the exercise price.

                           COMPENSATION OF DIRECTORS

     Directors who are not officers of the Company receive an annual stipend of $6,000 for serving on the Board and its committees, an additional $1,000 for each directors' meeting which they attend (excluding meetings held by telephone), $500 for each committee meeting they attend (excluding meetings held by telephone) and reimbursement of out-of-pocket expenses in connection with their attendance at directors' meetings. The 1991 Stock Option Plan provides for a grant of options to purchase 10,000 shares of Common Stock to each new director who is not an officer on the date he first becomes a director, and annual stock option grants of 7,500 shares of Common Stock to directors who are not officers.

                    SALARY AND COMPENSATION COMMITTEE REPORT

     The Salary and Compensation Committee of the Board of Directors, consisting of three outside directors, Mr. Roland Weiser, Chairman, Mr. Fred Holubow and Mr. James J. Lempenau, has issued the following report with respect to Executive
Compensation:

     The Company's compensation policies applicable to its executive officers are administered by the Compensation Committee of the Board of Directors. All members of the Committee are non-employee directors. These policies are designed to strengthen the capabilities and financial performance of the Company by aligning the financial interests of its executive officers with those of its stockholders.

     The three primary components of executive compensation are base salary, incentive bonuses and long-term compensation consisting of stock option grants. All three are administered according to Compensation Guidelines approved by the Board of Directors. These guidelines provide that a significant portion of management's compensation be tied to the performance of the Company. Base salaries are expected to be in the upper half of comparable companies. Bonuses, in cash or shares, are awarded at the discretion of the Board, in reward for the achievement of yearly goals, which move the Company towards its longer term strategic directives. Such bonuses are calculated on the basis of measurable goals, some quantitative, and others related to strategic objectives (for the President/CEO) or functional goals (for the other officers). Options for Company stock are long-term incentives at the discretion of the Board, that benefit management only if the stockholders benefit by higher prices of the Company stock.

     The Committee recommends the salaries of the executive officers, the yearly incentive bonus program and administers the 1991 amended stock option plan under which the employee stock options are granted. All components of executive compensation are reviewed for competitiveness by referring to a survey prepared by an independent professional organization. The 1995 survey used by the Committee, was prepared by executive compensation consultants and covered 60 public companies in the biotechnology industry, all being below the 25 largest companies, in terms of market capitalization.

BASE SALARY

     The 1994 salaries reported for officers of the Company were negotiated for new hires, on the basis of previous salary, experience and competitive data. For the other officers, increases were granted on merit. Since those salaries were set in the fall of 1994, there were no changes for 1995. For 1996 the new salary for the President/CEO was determined by the Committee, considering the performance of the Company in 1995. This determination and recommendation to the Board was made out of the presence of the CEO. The Committee also reviewed the salaries recommended by the CEO for the executive officers reporting to him and recommended these for approval to the Board. All these salaries were evaluated for competitiveness to the previously mentioned industry survey.

INCENTIVE BONUS AWARDS

     Bonus awards for 1995 were granted on the basis of financial goals and new product acquisition objectives established in early 1995. For the CEO, the Committee considered the potential impact of the goals achieved, and recommended to the Board that the maximum 40% bonus be granted. The CEO was not present at these meetings. For the other officers, bonus awards were reviewed by the Committee as recommended by the CEO for approval by the Board in January 1996. At this time also the Board, with the Committee's recommendations, set the 1996 Incentive Bonus Criteria, giving priority to corporate development and certain key financial goals.

STOCK OPTION PLAN GRANTS

     The Board has determined that all employees should have an interest in the Company and its stock. Therefore, options are granted to every employee at the time of hire. The number of options granted to new employees varies directly with responsibilities and salary level. Awards are normally made annually at fair market value at the time of grant.

     In September 1995, the Board recommended to the Committee that a pool of shares be set aside each year, and as a guideline this pool will be equal to a maximum of 1% of the outstanding stock of the Corporation. This pool is to be used as an allotment for existing employees, with option grants to new employees and others exempt from this established annual pool. However, the Committee may use another percentage from time to time, as may be confirmed by the Board.

     In September also, the Committee granted options to employees using the new guidelines and determined that the next regular grant of stock options to existing employees take place in January 1997.

REPRICING OF EXISTING OPTIONS

     In January 1995, and as part of the redirection of the Company's resources and the installation of new management, additional options were granted to the field force and key executives and existing options to employees were replaced with new options priced to current market levels. To provide strong motivating incentives to the employees concerned, the Committee, on recommendation of management, determined on March 15, 1995, that it is in the best interest of the Company to accelerate the vesting of the replacement stock options granted in January to these employees, so that the options granted in replacement would vest on the same dates as the options they had replaced.

     The following table sets forth information with respect to stock options granted to the Named Executive Officers where the exercise price has been adjusted (repriced) during the fiscal year ended December 31, 1995 and with respect to all repricings of options held by any current executive officers during the last ten completed fiscal years:

                                                       MARKET PRICE                                       LENGTH OF
                                NUMBER OF SECURITIES   OF STOCK AT    EXERCISE PRICE                   ORIGINAL OPTION
                                 UNDERLYING OPTIONS      TIME OF        AT TIME OF     NEW EXERCISE   TERM REMAINING AT
       NAME            DATE         REPRICED(#)        REPRICING($)    REPRICING($)      PRICE($)     DATE OF REPRICING
- -------------------  --------   --------------------   ------------   --------------   ------------   -----------------
Stephen M. Simes...   1/19/95          300,000             2.75            3.38            2.75           9.75 Years
David E. Riggs.....   1/19/95           80,000             2.75            3.38            2.75           9.75 Years
David E. Riggs.....  10/11/94           20,000             3.38            7.75            3.38           7.83 Years
                     10/11/94           30,000             3.38            8.00            3.38           7.58 Years

     The Committee was pleased to welcome Mr. Fred Holubow as a new member in 1995.

                                          Respectfully submitted,

                                          Salary and Compensation Committee

                                          Fred Holubow
                                          James J. Lempenau
                                          Roland Weiser (Chairman)

                               PERFORMANCE GRAPH

     The following performance graph is a line graph comparing the yearly percentage change in the Company's cumulative total shareholder return on the Company's Common Stock against the cumulative return of the NASDAQ (U.S.) Stock Market Index and the NASDAQ Pharmaceutical Stock Index for the five fiscal years ended December 31, 1995.

             COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN* AMONG
          UNIMED PHARMACEUTICALS, INC., NASDAQ (US) STOCK MARKET INDEX
                     AND NASDAQ PHARMACEUTICALS STOCK INDEX

                                      LOGO

       ASSUMES $100 INVESTED ON DECEMBER 31, 1990 IN UNIMED
       PHARMACEUTICALS COMMON
       STOCK, NASDAQ (US) STOCK MARKET INDEX AND NASDAQ PHARMACEUTICAL
       INDEX
       *TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS

                              OWNERSHIP OF SHARES

     No person is known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock except as follows:

                         NAME AND ADDRESS OF             AMOUNT AND NATURE        PERCENT OF
TITLE OF CLASS            BENEFICIAL HOLDER           OF BENEFICIAL OWNERSHIP       CLASS
- --------------     -------------------------------    -----------------------     ----------
Common Stock       John N. Kapoor, Ph.D.                  2,332,429(1)(2)            25.7%
                   EJ Financial Enterprises, Inc.
                   225 E. Deerpath, Suite 250
                   Lake Forest, IL 60045

- ---------------
(1) Includes 1,667,429 shares of Common Stock beneficially owned by the John N. Kapoor Trust, an affiliate of Dr. Kapoor. Includes 505,000 shares of Common Stock held by a limited partnership created for the benefit of Dr. Kapoor's family, of which he is the general partner, and 160,000 subject to options which are exercisable or become exercisable within 60 days of March 8, 1996.

     Set forth below is information concerning the number of shares of the Company Common Stock owned beneficially by all Company directors and executive officers (8 individuals) as a group as of March 8, 1996, and by the Named Executive Officers who own shares of Common Stock, except with respect to Dr. John N. Kapoor, whose individual share ownership is reported both in the table immediately above and in the information on directors under the heading "Election of Directors":

                                                                 AMOUNT AND NATURE       PERCENT OF
                   NAME OF BENEFICIAL OWNER                   OF BENEFICIAL OWNERSHIP      CLASS
    -------------------------------------------------------   -----------------------    ----------
    All Directors and Executive Officers as group
      (8 individuals)......................................         2,683,235(1)            29.5%
    Stephen M. Simes.......................................           112,500(2)             (3)
    David E. Riggs.........................................            45,000(2)             (3)
    Robert E. Dudley.......................................            15,000(2)             (3)

- ---------------
(1) Includes shares beneficially owned by Dr. Kapoor (as shown both in the table above and under the section entitled "Election of Directors"), and shares beneficially owned by other directors as described under that section. Includes an aggregate of 475,826 shares subject to exercisable options or options which become exercisable within 60 days of March 8, 1996.

(2) Includes nonqualified stock options exercisable and to become exercisable within 60 days of March 8, 1996 for 112,500 shares for Mr. Simes, 45,000 shares for Mr. Riggs, and 15,000 shares for Dr. Dudley.

(3) Less than 1%.

                                 PROPOSAL NO. 2
                APPROVAL OF AMENDMENTS TO 1991 STOCK OPTION PLAN
                     TO INCREASE SHARES COVERED THEREUNDER
                         BY 800,000 SHARES, AND TO MAKE
                      CERTAIN OTHER AMENDMENTS TO THE PLAN

     The 1991 Stock Option Plan (the "Option Plan") permits the grant of options to officers, directors and employees of the Company and to consultants who render bona fide consulting services not related to raising capital. The Option Plan was originally approved by the stockholders at the 1991 annual meeting. The Option Plan was amended in 1992 to increase the shares reserved thereunder from 250,000 to 1,000,000, and to make other changes, and in 1994 to add consultants to the list of persons eligible to receive option grants, and such amendments were approved by the stockholders at the 1993 and 1994 annual meetings. At March 8, 1996, 18,625 shares had been issued upon exercise of options granted under the Option Plan, options covering 981,204 shares were outstanding and only 171 shares remained available for grant under the Option Plan.

     The Option Plan was amended by the Board of Directors in March 1996, subject to approval of the stockholders. The amendments increase to 1,800,000 the number of shares of Common Stock reserved for issuance under the Option Plan, an increase of 800,000 shares of Common Stock, permit the Board of Directors to specify, at the time of grant, varying vesting schedules for options granted to persons other than outside directors, and specify that the fair market value for purposes of the Plan will be determined at the closing price of the stock on such date with respect to securities traded on NASDAQ (of which the Company is one). Assuming the amendments are approved, the 800,000 shares of Common Stock underlying the options issuable under the Option Plan would have had a market value of $5,700,000 on March 8, 1996, based upon the closing price of the Common Stock as reported on the NASDAQ national market system on that date. The Option Plan and the reasons for the proposed amendments are discussed below.

     The Board of Directors believes that to continue to implement the Company's business strategy, it will be necessary to attract additional employees as the Company grows, and to continue significant incentives to the core group of employees who are now with the Company, and that stock options are an essential element to attracting and keeping those key employees. Furthermore, stock options enable employees to share in the success of the Company and, as an alternative to additional cash compensation, conserve the Company's working capital. Since there are only 171 shares available, the Board of Directors has increased the shares reserved by 800,000 shares.

     The Option Plan is administered by a committee of "disinterested directors" within the meaning of Rule 16b-3(c)(2)(i) under the Securities Exchange Act of 1934, as amended. If any options expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Option Plan.

     The exercise price of an option is determined by the committee on the date the option is granted. The exercise price of an Incentive Option may not be less than 100% of the fair market value per share of the Common Stock on the date of the grant. In the case of a participant who owns more than 10% of the total combined voting power of the Common Stock at the time an Incentive Option is granted, the option price will not be less than 110% of the fair market value of a share of Common Stock on the date of grant. The exercise price of a Non-Qualified Option may not be less than 85% of the fair market value per share on the date of grant. In the case of a participant who is an Outside Director, the initial per share option price will be 100% of the fair market value per share on the date of grant. With respect to Incentive Options, in general the aggregate fair market value of shares with respect to which the Incentive Options will become exercisable for the first time during any calendar year by any optionee cannot exceed $100,000; however, to the extent this limit is exceeded, an Incentive Option will be treated as a Non-Qualified Option.

     The exercise price of an option is payable in full in cash or, to the extent of 50% of the exercise price, Common Stock of the Company. The Company has the right to delay issuance of shares upon exercise of a Non-Qualified Option of an employee until the optionee makes appropriate arrangements with the Company to satisfy all applicable tax withholding obligations.

     A participant may exercise 25% of the shares of Common Stock subject to an option on the anniversary date of the grant and an additional 25% on each successive anniversary date until the option is fully exercisable. Options will be granted for such term as the committee shall determine, not in excess of ten years. In the case of a participant who owns more than 10% of the total combined voting power of the Common Stock at the time an Incentive Option is granted, the term will not exceed five years. The term of each option granted to an Outside Director will be up to ten years. The Option Plan provides that, in the event of termination of employment for reasons other than death or discharge for cause, Incentive Options and Non-Qualified Options granted under the Option Plan will terminate three months following such termination of employment. In such case, options granted under the Option Plan are only exercisable to the extent that they were exercisable on such termination date. If termination of employment occurs because of death, all options will be immediately exercisable in full upon the death of a participant, Incentive Options will terminate one year following such termination of employment and Non-Qualified Options will remain exercisable for the term of the original grant. Options granted under the Option Plan are non-transferable, and except in the case of death, may be exercised only by the optionee. In the case of death, options may be exercised by the person or persons to whom the option holder's rights in the options have passed by will or by laws of descent and distribution.

     The Option Plan now permits the committee administering the Option Plan to accelerate the exercisability of options and extend the period during which options are exercisable, except in the case of options granted to Outside Directors. However, the Option Plan does not provide that the committee may determine varying exercisability provisions at the time of grant. Consequently, although the committee has the authority under the Option Plan to change any vesting schedules, it cannot do so until after an option is granted. The Board believes that the committee should have the same authority at the time an option is granted as it has immediately after the option is granted, and has amended the Option Plan to so provide.

     The Option Plan terminates on October 31, 2001 or at such earlier time as the Board may determine. Any option outstanding under the Option Plan at the time of the termination of the Option Plan shall remain in effect until such option shall have been exercised or shall have expired in accordance with its terms.

     The Option Plan provides that in the event of any change in the number or kind of outstanding shares of the Company's Common Stock by reason of reorganization, merger, recapitalization, reclassification, stock dividend, stock split, exchange or combination of shares, or other similar transactions, in which the Company is the survivor, appropriate adjustment will be made in the number and kind of shares to which outstanding options relate and in the exercise price per share. In the event of the execution of a definitive agreement for the sale by the Company of all or substantially all of its assets to any person, the consolidation of the Company with any person, or the merger of the Company with any person as a result of which the Company is not the surviving entity as a publicly held corporation, each option shall become immediately exercisable in full.

     In addition, each option will become immediately exercisable in full if:
(a) one or more individuals is elected to the Board which election results in a majority of the directors of the Company consisting of individuals who have not been directors of the Company for at least two years, unless such individuals have been nominated as directors by three-fourths of the directors of the Company who have been directors of the Company for at least two years; (b) the Company and/or any one or more of its stockholders sells or transfers, in one or more transactions, related or unrelated, to one or more persons under circumstances whereby any person and its affiliates own, after such sales and transfers, at least 20%, but less than 40%, of the shares of the Company having voting power for the election of directors, unless such sale or transfer has been approved in advance by three-fourths of the directors of the Company who have been directors of the Company for at least two years; (c) the Company and/or any one or more of its stockholders sells or transfers, in one or more transactions, related or unrelated, to one or more persons under circumstances whereby any person and its affiliates own, after such sales and transfers, at least 40% of the shares of the Company having voting power for the election of directors; or (d) a person commences a "tender offer" (as defined in Section 14(d)(1) of the Securities Exchange Act of 1934, as amended), other than a self tender by the Company, for a portion of the shares of the Company having voting power for the election of directors, which, taken together with shares owned by such acquirer, and giving effect to all rights to acquire shares, will represent ownership of at least 20% of the shares of the Company having voting power for the election of directors, unless such "tender offer" has been approved in advance by three-fourths of the directors of the Company who have been directors of the Company for at least two years.

     The Company has an effective registration statement under the Securities Act of 1933, as amended, covering the 1,000,000 shares to be issued pursuant to options issuable under the Option Plan, and expects to file a new registration statement covering the additional 800,000 shares, if this Proposal No. 2 is approved by the stockholders.

     The following table sets forth the number of options which are required to be granted in the future under the Option Plan. This table assumes automatic grants through 2001 to each of the three non-executive directors who will continue in office after the 1996 annual meeting, and a grant of 15,000 options to Robert D.

Hunter in connection with his consulting agreement. All other grants are discretionary and are not determinable at this time.

                              NAME AND POSITION                             NUMBER OF SHARES
    ---------------------------------------------------------------------   ----------------
    Non-executive Directors as a group (4 members).......................        150,000

     The Board may not without further approval of the holders of a majority of the shares of the Common Stock present in person or by proxy at any special or annual meeting of the stockholders increase the number of share as to which options may be granted or change the manner in which the initial option prices are determined.

FEDERAL INCOME TAX CONSEQUENCES

     Incentive Options. The Company believes that with respect to Incentive Options granted under the Option Plan, no income will be recognized by an optionee for federal income tax purposes at the time such an option is granted or at the time it is exercised. However, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be an adjustment for purposes of calculating the optionee's alternative minimum taxable income; accordingly, optionees will be required to include such excess as alternative minimum taxable income in the taxable year of exercise.

     If the optionee makes no disposition of Incentive Option shares within two years from the date the Incentive Option was granted and one year from the receipt of the option shares pursuant to the exercise of the Incentive Option (the "applicable holding period"), any gain recognized upon disposition of the shares will be long-term capital gain.

     If the optionee disposes of shares acquired by exercise of an Incentive Option before the expiration of the applicable holding period, the optionee will recognize ordinary income in an amount equal to the difference between the fair market value of the shares on the date of exercise less the purchase price paid for the shares or, if less, the difference between the amount received on disposition of the shares and the adjusted basis of the shares. Any additional gain on such disposition will be long-term or short-term capital gain, depending on the holding period of the shares.

     If the optionee holds Incentive Option shares for the applicable holding period, the Company will not be allowed a deduction for federal income tax purposes with respect to an Incentive Option. However, if the optionee does not hold his shares for the applicable holding period, the Company will be entitled to a deduction for the amount received by the optionee to the extent that such amount is taxable to the optionee as ordinary income.

     If an optionee makes payment of the option price by delivering shares of the Common Stock, he generally will not recognize any gain as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his basis in the new shares received. However, the use by an optionee of shares previously acquired pursuant to the exercise of an Incentive Option to exercise an Incentive Option will be treated as a taxable disposition of the transferred shares were not held by the optionee for the applicable holding period.

     Non-Qualified Options. The grant of a Non-Qualified Option is not subject to federal income tax. Upon exercise, the optionee will recognize as ordinary income, and the Company is entitled to a corresponding deduction for federal income tax purposes, in an amount equal to the difference between the fair market value of the shares on the date of exercise and the exercise price. As to options held by employees, this ordinary income will constitute wages subject to the withholding of income tax and the Company will make arrangements to ensure that the amount of the tax required is withheld.

     When an optionee disposes of shares received on exercise of a Non-Qualified Option, the optionee will recognize capital gain or loss (long-term or short-term, depending on the period the optionee holds the shares) in an amount equal to the difference between the selling price and the optionee's tax basis in the shares (generally, the amount of ordinary income the optionee previously recognized with respect to the shares plus the exercise price the optionee paid for the shares).

     If any optionee makes payment of the option price by delivering shares of Common Stock, he generally will not recognize any gain as a result of such delivery, but the amount of gain, if any, which is not so recognized will be excluded from his basis in the new shares received.

     The foregoing general discussion of the federal income tax consequences of the granting and exercise of options under the Option Plan, and the sale of Common Stock acquired, is based on an analysis of the Code, as currently in effect, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the federal income tax consequences described above, an optionee may also be subject to state and/or local income tax consequences in the jurisdiction in which he or she works and/or resides.

APPROVAL OF THE AMENDMENTS TO THE OPTION PLAN

     Each holder of outstanding shares of Common Stock of the Company of record at the close of business on March 8, 1996, is entitled to one vote per share held with respect to the adoption of the amendments to the Option Plan. The affirmative votes of a majority of the votes cast by the holders of shares of Common Stock of the Company entitled to vote thereon are necessary for adoption of the amendments to the Option Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENTS TO THE 1991 STOCK OPTION PLAN.

                                 PROPOSAL NO. 3
           APPROVAL OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                      TO INCREASE AUTHORIZED COMMON STOCK

     The Board of Directors has declared advisable an amendment to the Company's Certificate of Incorporation, as amended (the "Certificate") to increase the aggregate number of authorized shares of Common Stock from 12,000,000 to 30,000,000 (the "Amendment") and has directed that the Amendment be submitted to the Stockholders at the annual meeting. The Certificate presently authorizes the issuance of 12,000,000 shares of Common Stock. The Amendment would increase the authorized number of shares of Common Stock to 30,000,000.

     If the Amendment is approved, the text of the first paragraph of Article Fourth of the Certificate would read in its entirety as follows:

     FOURTH: The total number of shares of stock which the corporation shall have the authority to issue is thirty million (30,000,000) shares of Common Stock, of the par value of $.25 per share.

     Of the Company's 12,000,000 authorized shares of Common Stock, 8,570,886 were issued and outstanding as of the record date and 11,072,013 were reserved for issuance (including the 800,000 shares reserved for the amendment to the Option Plan), leaving only a limited number of authorized but unissued shares available for issuance. The Board of Directors is concerned that there is not presently authorized a sufficient number of shares of Common Stock to give the Company the flexibility it needs in today's competitive, fast changing environment. The Board considers it desirable that the Company have a reasonable amount of Common Stock available for issuance for possible stock offerings, stock dividends, stock splits, employee benefit plans, corporate mergers, acquisitions of property and other corporate purposes, although there are no present agreements, understandings or plans for the issuance of any of the additional shares that would be authorized by the Amendment. Having the additional shares available for issuance, without the expense and delay of obtaining the approval of stockholders at a special meeting, will afford the Company greater flexibility.

     Adoption of the Amendment would enable the Board from time to time to issue additional shares of Common Stock for such purposes and such consideration as the Board may approve, without further approval of the Company's stockholders except as may be required by law or the rules of any national securities exchange on which the shares of Common Stock are at the time listed. As is true for shares presently authorized, Common Stock authorized by the Amendment could be issued in connection with defending the

Company against a hostile takeover bid, and the issuance of shares authorized by the Amendment may, among other things, have a dilutive effect on earnings per share and on the equity and voting power of existing holders of Common Stock.

     There are no preemptive rights with respect to Common Stock. The additional authorized shares of Common Stock would have the identical powers, preferences and rights as the shares now authorized. Under Delaware law, stockholders will not have any dissenters' or appraisal rights in connection with the Amendment. If the Amendment is approved by the stockholders, it will become effective upon executing, acknowledging, filing and recording a Certificate of Amendment required by the General Corporation Law of Delaware.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION.

                              CERTAIN TRANSACTIONS

     EJ Financial has a consulting agreement with the Company. See "EXECUTIVE COMPENSATION".

     In February 1996, the Trust exercised warrants to purchase 800,000 shares of the Company's Common Stock at an exercise price of $2.125 for an aggregate purchase price of $1,700,000. These warrants were issued in March 1991, and were to expire on March 31, 1996. The Company paid the Trust $22,714 in connection with the early exercise of the warrants, which amount was determined by multiplying the exercise price of the warrants by an annual interest rate of 1% over the prime rate for the number of days of the early exercise.

     Mr. Fred Holubow and Mr. Roland Weiser each purchased shares of the Company's Common Stock (10,000 shares and 2,000 shares, respectively) in the Company's private placement of 1,400,000 shares completed on February 29, 1996. The price of the shares in the private placement was $6.00 per share. The closing price on February 29, 1996, for the Common Stock, as reported by NASDAQ, was $7.125. The shares are restricted, but the Company has agreed to register all of the shares sold in the private placement for resale, including the shares purchased by the directors.

     Dr. Robert E. Dudley, Vice President, Clinical and Regulatory Affairs, was required to file a Form 3 report with the Securities and Exchange Commission within ten days of his appointment to that position. Dr. Dudley began in his position on December 12, 1994. That report was not filed as required nor was it reported in a Form 5 report for 1994. Outside directors are automatically granted options for 7,500 shares under the Corporation's stock option plan at the conclusion of each annual meeting. Mr. Holubow was appointed as a director in January 1995, and effective on such appointment, he was granted options for 10,000 shares under the nonqualified stock option plan. Neither the appointment nor the grant was reported as required. The options so granted to Messrs. Holubow, Weiser, Lempenau and Hunter at the 1995 annual meeting were not reported as required. All filings not made, described in this paragraph, have now been made.

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     The firm of Coopers & Lybrand was the Company's independent public accountant for the 1995 fiscal year. A representative from the Company's independent public accountants customarily attends the Annual Meeting and has the opportunity to make a statement if he so desires. This representative also is available to respond to appropriate questions. The Company has not yet selected its independent public accountant for the 1996 fiscal year.

                                 MISCELLANEOUS

     As of the date of this Proxy Statement, management does not know of any other matters that will come before the Annual Meeting. In the event that any other matter properly comes before the Annual Meeting, the persons named in the enclosed form of proxy intend to vote all proxies in accordance with their best judgment on such matters.

     It is the intention of the persons named in the enclosed form of proxy, unless otherwise directed by stockholders executing proxies, to vote all proxies received by them in time FOR the election of Stephen M. Simes into the class of directors whose term will expire in 1999, FOR APPROVAL OF the amendments to the Company's stock option plan, described in PROPOSAL NO. 2 and FOR APPROVAL OF the amendment to the Company's Amended Certificate of Incorporation, described in PROPOSAL NO. 3.

     All shares represented by proxies to be voted at the Annual Meeting will be voted if received in time.

     A COPY OF THE COMPANY'S FORM 10-K ANNUAL REPORT FOR THE FISCAL YEAR ENDED DECEMBER 31, 1995 IS AVAILABLE WITHOUT CHARGE FROM THE CORPORATE SECRETARY, UNIMED PHARMACEUTICALS, INC., 2150 EAST LAKE COOK ROAD, BUFFALO GROVE, ILLINOIS 60089, TELEPHONE: (847) 541-2525.

                              1997 ANNUAL MEETING

     Proposals of stockholders intended to be represented at the next Annual Meeting of Stockholders to be held in 1997 must be received by the Company on or before December 5, 1996 for inclusion in the Company's Proxy Statement and form of proxy relating to that Annual Meeting.

                                          UNIMED PHARMACEUTICALS, INC.

                                          DAVID E. RIGGS
                                          Secretary

Dated: April 10, 1996

             PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY CARD NOW

                                     PROXY



                          UNIMED PHARMACEUTICALS, INC.

              2150 E. LAKE COOK RD., BUFFALO GROVE, ILLINOIS 60089

   THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL
                    MEETING OF STOCKHOLDERS ON MAY 2, 1996.


The undersigned hereby appoints Stephen M. Simes, John N. Kapoor and
David E. Riggs, and each of them, as proxies with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all common shares of the undersigned in Unimed Pharmaceuticals, Inc. at the Annual Meeting of Stockholders to be held at The Hyatt Deerfield Hotel, 1750 Lake Cook Road, Deerfield, Illinois 60015 on May 2, 1996 at 10:00 a.m. and at any adjournment thereof, upon all subjects that may properly come before the meeting, subject to any directions indicated on the reverse side of this card. IF NO DIRECTIONS ARE GIVEN, THE PROXIES WILL VOTE: FOR THE ELECTION OF THE NOMINEE LISTED ON THE REVERSE SIDE; FOR THE APPROVAL OF THE AMENDMENTS TO THE 1991 STOCK OPTION PLAN; FOR APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION; AND AT THEIR DISCRETION ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING.

PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND MAIL PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU DO NOT SIGN AND RETURN A PROXY, OR ATTEND THE MEETING AND VOTE BY BALLOT, YOUR SHARES CAN NOT BE VOTED.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF
THE NOMINEE AND FOR PROPOSALS 2 AND 3.

The Board of Directors recommends a vote FOR

1.       Election of Directors                FOR        WITHHOLD

Nominee:     Stephen M. Simes                 / /           / /

- --------------------------------------------------------------------------------

                                              FOR         AGAINST        ABSTAIN

2.       Approval of amendments to            / /           / /            / /
         1991 Stock Option Plan

- --------------------------------------------------------------------------------

                                              FOR         AGAINST        ABSTAIN

3.       Approval of amendment to the         / /           / /            / /
         Certificate of Incorporation



Signatures:
                 -------------------------------------

                 -------------------------------------

Dated:
                 -------------------------------, 1996

Please sign exactly as name appears above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title or capacity as such.